Exhibit 99.2

Hi-Crush Inc. Successfully Completes Restructuring, Emerges From Chapter 11 Bankruptcy

HOUSTON, October 9, 2020 /PRNewswire/ — Hi-Crush Inc. (OTCMKTS: HCRSQ), (“Hi-Crush” or the “Company”), a fully-integrated provider of proppant logistics solutions, today announced that effective October 9, 2020, the Company has successfully completed its financial restructuring and emerged from Chapter 11 bankruptcy, having satisfied all of the conditions to the effectiveness of its plan of reorganization (the “Plan”). Through its financial restructuring, Hi-Crush has eliminated approximately $450 million of debt from its balance sheet, as well as more than $76 million of annual interest expense and lease payment obligations.

Effective today, Hi-Crush has entered into a new $25 million Senior Secured Asset Based Loan (the “ABL”), and paid off outstanding amounts under its debtor-in-possession term loan with proceeds from a $43 million equity rights offering. The Company’s post-emergence cash balance is approximately $35 million.

New Board of Directors

In accordance with the Plan, today the Company appointed a newly constituted Board of Directors. The new Board consists of Colin Leonard, Brad Kottman, Jacob Mercer, and Marc Rowland, in addition to Robert E. Rasmus, Hi-Crush’s Chief Executive Officer. Additional information about the Company’s new directors may be found on Hi-Crush’s website at www.hicrush.com.

Issuance of New Securities

Effective immediately, all existing shares of the Company’s common stock were cancelled pursuant to the Plan, and the Company issued 9,382,378 shares of New Common Stock pro rata to the holders of allowed claims arising under the Prepetition Notes.

Additionally, the Company is authorized to issue up to an additional 4,262,836 shares of New Common Stock to holders of general unsecured clams pursuant to, and in accordance with, the terms and conditions of the Plan as such holders’ general unsecured claims become allowed under the Plan. The New Common Stock will not be traded on a public exchange.

Advisors

Lazard acted as investment banker, Latham & Watkins LLP acted as legal counsel, and Alvarez & Marsal acted as restructuring advisor to Hi-Crush Inc.

Moelis & Company acted as financial advisor and Paul, Weiss, Rifkind, Wharton & Garrison LLP acted as legal advisor to certain holders of Hi-Crush Inc.’s senior unsecured notes.

For More Information

Additional details of the Plan, the new ABL, and the New Common Stock can be found in the Company’s prior filings with the SEC, as well as in a Current Report on Form 8-K to be subsequently filed with the SEC on or around October 9, 2020. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov

This press release does not constitute an offer to sell or purchase any securities, which would be made only pursuant to definitive documents and an applicable exemption from the Securities Act of 1933, as amended.

About Hi-Crush Inc.

Hi-Crush Inc. is a fully-integrated provider of proppant and logistics services for hydraulic fracturing operations, offering frac sand production, advanced wellsite storage systems, flexible last mile services, and innovative software for real-time visibility and management across the entire supply chain. Our strategic suite of solutions provides operators and service companies in all major U.S. oil and gas basins with the ability to build safety, reliability and efficiency into every completion.

Forward-Looking Statements

Some of the information in this news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give our current expectations, and contain projections of results of operations or of financial condition, or forecasts of future events. Words such as “may,” “should,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “hope,” “plan,” “estimate,” “anticipate,” “could,” “believe,” “project,” “budget,” “potential,” “likely,” or “continue,” and similar expressions are used to identify forward-looking statements. They can be affected by assumptions used or by known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Hi-Crush’s reports filed with the Securities and Exchange Commission (the “SEC”), including those described under Item 1A of Hi-Crush’s Form 10-K for the year ended December 31, 2019 and any subsequently filed 10-Q. Actual results may vary materially. You are cautioned not to place undue reliance on any forward-looking statements. You should also understand that it is not possible to predict or identify all such factors and should not consider the risk factors in our reports filed with the SEC or the following list to be a complete statement of all potential risks and uncertainties. Factors that could cause our actual results to differ materially from the results contemplated by such forward looking statements include: the volume of frac sand we are able to sell; the price at which we are able to sell frac sand; the outcome of any pending litigation, claims or assessments, including unasserted claims; changes in the price and availability of natural gas or electricity; changes in prevailing economic conditions; difficulty collecting receivables. All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. Hi-Crush’s forward-looking statements speak only as of the date made and Hi-Crush undertakes no obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Investor and Media Contact

Caldwell Bailey

Manager, Investor Relations

ir@hicrush.com

713-980-6270